Exhibit 4.1

EIDP, INC.

2.300% Senior Notes due 2030

4.800% Senior Notes due 2033

5.125% Senior Notes due 2032

FOURTH SUPPLEMENTAL INDENTURE

Dated as of August 20, 2026

to

INDENTURE

Dated as of May 15, 2020

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

(as successor in interest to U.S. Bank National Association)

Trustee

FOURTH SUPPLEMENTAL INDENTURE, dated as of August 20, 2026 (this “Fourth Supplemental Indenture”), between EIDP, Inc. (formerly known as E.I. du Pont de Nemours and Company), a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), a national banking association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Company and the Trustee have executed and delivered the Indenture dated as of May 15, 2020 (the “Base Indenture”);

WHEREAS, the Company and the Trustee have executed and delivered the First Supplemental Indenture dated May 15, 2020 (the “First Supplemental Indenture”), providing for the issuance of the Company’s 2.300% Senior Notes due 2030 (the “2030 Notes”);

WHEREAS, the Company and the Trustee have executed and delivered the Second Supplemental Indenture dated May 15, 2023 (the “Second Supplemental Indenture”), providing for the issuance of the Company’s 4.800% Senior Notes due 2033 (the “2033 Notes”);

WHEREAS, the Company and the Trustee have executed and delivered the Third Supplemental Indenture dated May 14, 2025 (the “Third Supplemental Indenture,” and together with the First Supplemental Indenture and the Second Supplemental Indenture, the “Supplemental Indentures”), providing for the issuance of the Company’s 5.125% Senior Notes due 2032 (the “2032 Notes,” and together with the 2030 Notes and 2033 Notes, the “Notes”);

WHEREAS, Section 14.02 of the Base Indenture provides that the Base Indenture may be amended with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so affected by such amendments voting as a single class (the “Base Indenture Requisite Holders”);

WHEREAS, Section 7.02 of the First Supplemental Indenture provides that the First Supplemental Indenture may be amended with the consent of the Holders of a majority in aggregate principal amount of the Outstanding 2030 Notes (the “First Supplemental Indenture Requisite Holders”);

WHEREAS, Section 7.02 of the Second Supplemental Indenture provides that the Second Supplemental Indenture may be amended with the consent of the Holders of a majority in aggregate principal amount of the Outstanding 2033 Notes (the “Second Supplemental Indenture Requisite Holders”);

WHEREAS, Section 7.02 of the Third Supplemental Indenture provides that the Third Supplemental Indenture may be amended with the consent of the Holders of a majority in aggregate principal amount of the Outstanding 2032 Notes (the “Third Supplemental Indenture Requisite Holders,” and together with the Base Indenture Requisite Holders, the First Supplemental Indenture Requisite Holders and the Second Supplemental Indenture Requisite Holders, the “Requisite Holders”);

WHEREAS, Vylor Inc., a Delaware corporation (“Vylor”), has offered to exchange (i) up to $500,000,000 aggregate principal amount of new 2.300% Senior Notes due 2030 to be issued by Vylor for any and all Outstanding 2030 Notes, (ii) up to $600,000,000 aggregate principal amount of new 4.800% Senior Notes due 2033 to be issued by Vylor for any and all Outstanding 2033 Notes and (iii) up to $500,000,000 aggregate principal amount of new 5.125% Senior Notes due 2032 to be issued by Vylor for any and all Outstanding 2032 Notes (with respect to each series, an “Exchange Offer,” and together, the “Exchange Offers”), in each case, upon the terms and subject to the conditions set forth in the exchange offer memorandum and consent solicitation statement dated August 6, 2026 (as it may be amended from time to time, the “Offering Memorandum”);

WHEREAS, in connection with the Exchange Offers, Vylor, on behalf of the Company, has also solicited consents (with respect to the Base Indenture and the applicable Supplemental Indenture, a “Consent Solicitation,” and together, the “Consent Solicitations”) from the Holders of the Notes to certain proposed amendments to the Base Indenture (the “Base Indenture Proposed Amendments”) and each Supplemental Indenture (the “Supplemental Indenture Proposed Amendments,” and together with the Base Indenture Proposed Amendments, the “Proposed Amendments”), as described in, and upon the terms and subject to the conditions set forth in, the Offering Memorandum, with the operation of the applicable Proposed Amendments being subject to the satisfaction or, where permitted, waiver by Vylor of the conditions of the applicable Exchange Offer and Consent Solicitation;

WHEREAS, Vylor has received and caused to be delivered to the Trustee evidence of the receipt of consents from the Requisite Holders, as set forth in the attached Exhibit A, to effect the Proposed Amendments set forth below; and

WHEREAS, the Company is undertaking to execute and deliver this Supplemental Indenture to effect the applicable Proposed Amendments to (i) the Base Indenture with respect to the Notes, (ii) the First Supplemental Indenture with respect to the 2030 Notes, (iii) the Second Supplemental Indenture with respect to the 2033 Notes and (iv) the Third Supplemental Indenture with respect to the 2032 Notes, in each case in connection with the Consent Solicitations and the related Exchange Offers, and, in connection therewith, the Company has duly authorized the execution and delivery of this Fourth Supplemental Indenture.

NOW THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS

All capitalized terms which are used herein and not otherwise defined herein are defined in the Base Indenture or in the applicable Supplemental Indenture and are used herein with the same meanings as in the Base Indenture or such Supplemental Indenture.

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE WITH RESPECT TO NOTES

Section 2.01. Amendments to the Base Indenture. The Base Indenture is hereby amended as follows:

(a) Section 6.04 (“Limitation on Liens”), Section 6.05 (“Sale and Leaseback Transactions”), Section 6.06 (“Merger, Consolidation and Sale of Assets”) and Sections 7.01(d) and 7.01(g) (“Events of Default”) are hereby deleted in their respective entireties and replaced with “Intentionally Omitted”;

(b) all definitions set forth in Section 1.01 of the Base Indenture that relate to defined terms used solely in Sections that have been deleted in their respective entireties pursuant to clause (a) above are also hereby deleted in their respective entireties;

(c) all references to Sections of the Base Indenture amended or supplemented by this Fourth Supplemental Indenture shall be to such Sections as amended or supplemented by this Fourth Supplemental Indenture; and

(d) all references to Sections or defined terms deleted by this Fourth Supplemental Indenture shall be removed from the Global Securities.

Section 2.02. Effect of the Amendments to the Base Indenture. Effective as of the date hereof and operative on the Settlement Date (as defined herein), (a) the failure to comply with the terms of any of the deleted Articles, Sections or Clauses of the Base Indenture with respect to the Notes shall no longer constitute a Default or Event of Default under the Base Indenture with respect to the Notes and shall no longer have any consequence under the Base Indenture with respect to the Notes, and (b) the Company shall not have any obligations or liabilities under such deleted Articles, Sections or Clauses.

ARTICLE III

AMENDMENTS TO THE SUPPLEMENTAL INDENTURES

Section 3.01. Amendments to the First Supplemental Indenture. The First Supplemental Indenture is hereby amended as follows:

(a) Section 4.01 (Change of Control) is hereby deleted in its entirety and replaced with “[Intentionally Omitted]”;

(b) all definitions set forth in Section 1.01 of the First Supplemental Indenture that relate to defined terms used solely in Sections that have been deleted in their respective entireties pursuant to clause (a) above or Section 2.01 above are also hereby deleted in their respective entireties;

(c) all references to Sections of the First Supplemental Indenture or the Base Indenture amended or supplemented by this Fourth Supplemental Indenture shall be to such Sections as amended or supplemented by this Fourth Supplemental Indenture; and

(d) all references to Sections or defined terms deleted by this Fourth Supplemental Indenture shall be removed from the Global Securities evidencing the 2030 Notes.

Section 3.02. Amendments to the Second Supplemental Indenture. The Second Supplemental Indenture is hereby amended as follows:

(a) Section 4.01 (Change of Control) is hereby deleted in its entirety and replaced with “[Intentionally Omitted]”;

(b) all definitions set forth in Section 1.01 of the Second Supplemental Indenture that relate to defined terms used solely in Sections that have been deleted in their respective entireties pursuant to clause (a) above or Section 2.01 above are also hereby deleted in their respective entireties;

(c) all references to Sections of the Second Supplemental Indenture or the Base Indenture amended or supplemented by this Fourth Supplemental Indenture shall be to such Sections as amended or supplemented by this Fourth Supplemental Indenture; and

(d) all references to Sections or defined terms deleted by this Fourth Supplemental Indenture shall be removed from the Global Securities evidencing the 2033 Notes.

Section 3.03. Amendments to the Third Supplemental Indenture. The Third Supplemental Indenture is hereby amended as follows:

(a) Section 4.01 (Change of Control) is hereby deleted in its entirety and replaced with “[Intentionally Omitted]”;

(b) all definitions set forth in Section 1.01 of the Third Supplemental Indenture that relate to defined terms used solely in Sections that have been deleted in their respective entireties pursuant to clause (a) above or Section 2.01 above are also hereby deleted in their respective entireties;

(c) all references to Sections of the Third Supplemental Indenture or the Base Indenture amended or supplemented by this Fourth Supplemental Indenture shall be to such Sections as amended or supplemented by this Fourth Supplemental Indenture; and

(d) all references to Sections or defined terms deleted by this Fourth Supplemental Indenture shall be removed from the Global Securities evidencing the 2032 Notes.

Section 3.04. Effect of the Amendments to the Supplemental Indentures. Effective as of the date hereof and operative on the Settlement Date, (a) the failure to comply with the terms of any of the deleted Articles, Sections or Clauses of the applicable Supplemental Indenture with respect to a series of Notes shall no longer constitute a Default or Event of Default under the applicable Supplemental Indenture with respect to such Notes and shall no longer have any consequence under such Supplemental Indenture with respect to such Notes, and (b) the Company shall not have any obligations or liabilities under such deleted Articles, Sections or Clauses.

ARTICLE IV

MISCELLANEOUS

Section 4.01. Effect of Fourth Supplemental Indenture. This Fourth Supplemental Indenture shall become effective upon the execution and delivery hereby by the Company and the Trustee; provided however, that the amendments provided for in Sections 2.01, 3.01, 3.02 and 3.03 hereof shall not become operative until the completion and settlement of the Consent Solicitations and the related Exchange Offers (the “Settlement Date”). If the Consent Solicitation and related Exchange Offer with respect to any series of Notes are terminated and withdrawn prior to such completion or settlement, the amendments to the applicable Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof. If, as a result of such termination and withdrawal, consents have no longer been received from the Base Indenture Requisite Holders, then the amendments to the Base Indenture shall be deemed to be revoked retroactive to the date hereof.

Section 4.02. Reference to and Effect on Base Indenture. Upon the date hereof, each reference in the Base Indenture or in the applicable Supplemental Indenture to “this Indenture,” “this First Supplemental Indenture,” “this Second Supplemental Indenture,” “this Third Supplemental Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Base Indenture and the applicable Supplemental Indenture as supplemented by this Fourth Supplemental Indenture, unless the context requires otherwise.

Section 4.03. Relation to Base Indenture and Supplemental Indentures. With respect to each series of Notes, this Fourth Supplemental Indenture amends or supplements the Base Indenture and the related Supplemental Indenture and shall be a part of and subject to all the terms thereof. With respect to each series of Notes, except as supplemented hereby, all of the terms, provisions and conditions of the Base Indenture, the related Supplemental Indenture and such series of Notes issued thereunder shall continue in full force and effect. In the event of a conflict between the terms and conditions of the Base Indenture, the applicable Supplemental Indenture and the terms and conditions of this Fourth Supplemental Indenture, then the terms and conditions of this Fourth Supplemental Indenture shall prevail.

Section 4.04. Ratification of Base Indenture. The Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Base Indenture and the applicable Supplemental Indentures in the manner and to the extent herein and therein provided. The rights, privileges, immunities, benefits, protections and indemnities provided to the Trustee under the Base Indenture shall apply to any action or inaction of the Trustee (acting in any capacity hereunder) in connection herewith, including in connection with the execution and delivery of this Fourth Supplemental Indenture.

Section 4.05. Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 4.06. Successors and Assigns. All covenants and agreements in this Fourth Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 4.07. Separability Clause. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and shall be construed or deemed modified so as to be valid, legal and enforceable with an effect as close as possible to that of the invalid, illegal or unenforceable provision.

Section 4.08. Benefits of Fourth Supplemental Indenture. Nothing in this Fourth Supplemental Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person or corporation other than the parties hereto and their successors and the Holders of the Notes of the applicable series any benefit or any right, remedy or claim under or by reason of this Fourth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Fourth Supplemental Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes of the applicable series.

Section 4.09. Counterpart Originals; Electronic Signatures. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf”, “tif” or “jpg”) transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf”, “tif” or “jpg”) shall be deemed to be their original signatures for all purposes.

Anything in the Base Indenture, the Notes or this Fourth Supplemental Indenture to the contrary notwithstanding, the words “execution,” “signed,” “signature,” and words of like import in the Base Indenture or this Fourth Supplemental Indenture or in any other certificate, agreement or document related the Base Indenture or this Fourth Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 4.10. Governing Law; Waiver of Jury Trial. This Fourth Supplemental Indenture shall be deemed to be a contract made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FOURTH SUPPLEMENTAL INDENTURE.

Section 4.11. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to prevent and prepare for such disruption and to resume performance as soon as practicable under the circumstances.

Section 4.12. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Fourth Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 4.13. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

Section 4.14. Trust Indenture Act Controls. If and to the extent that any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in the Indenture which is required to be included in the Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

EIDP, INC.

By:	/s/ Laurie Conslato
Name: Laurie Conslato
Title: Vice President and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION (as successor in interest to U.S. Bank National Association), as Trustee

By:	/s/ Mark DiGiacomo
Name: Mark DiGiacomo
Title: Vice President

[Signature Page to Fourth Supplemental Indenture]